UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 29, 2016

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33805	26-0354783
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 West 57th Street, New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)
212-790-0000
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
On September 29, 2016, Och-Ziff Capital Management Group LLC (the “Company”) issued a press release regarding the resolution of the U.S. Department of Justice and U.S. Securities and Exchange Commission FCPA Investigation (the "Investigation"), including Appendix A describing the material terms of the perpetual preferred units to be sold to pay the settlement amounts incurred in connection with the Investigation and for working capital and general corporate purposes. A copy of the Company’s press release is attached as Exhibit 99.1 and is incorporated by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1
Press Release dated September 29, 2016, regarding the resolution of the U.S. Department of Justice and U.S. Securities and Exchange Commission FCPA Investigation (the “Investigation”), including Appendix A describing the material terms of the perpetual preferred units to be sold to pay settlement amounts incurred in connection with the Investigation and for working capital and general corporate purposes.

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
(Registrant)

By:	/s/ Joel M. Frank
Joel M. Frank
Chief Financial Officer and Executive Managing Director
September 29, 2016

Exhibit Index

Exhibit No.	Description
99.1
Press Release dated September 29, 2016, regarding the resolution of the U.S. Department of Justice and U.S. Securities and Exchange Commission FCPA Investigation (the “Investigation”), including Appendix A describing the material terms of the perpetual preferred units to be sold to pay settlement amounts incurred in connection with the Investigation and for working capital and general corporate purposes.